Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of Leggett & Platt, Incorporated of our report dated February 20, 2020 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

1.    Form S-3ASR, Registration No. 333-223621
2.    Form S-8, Registration No. 333-157536
3.    Form S-8, Registration No. 333-166960
4.    Form S-8, Registration No. 333-181432
5.    Form S-8, Registration No. 333-203992
6.    Form S-8, Registration No. 333-203995
7.    Form S-8, Registration No. 333-210077
8. Form S-8, Registration No. 333-228189

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
February 20, 2020